EXHIBIT 99.1

First Horizon Releases 2018 Fourth Quarter and Full Year Financial Results

Company achieved high returns and synergies from merger with Capital Bank

MEMPHIS, Tenn., Jan. 18, 2019 (GLOBE NEWSWIRE) -- First Horizon National Corp. (NYSE:FHN) today announced its 2018 fourth quarter and full year financial results. The company wrapped up a year of high returns and growth in deposits and loans in key markets including Tennessee, the Mid-Atlantic and South Florida. Reported earnings per share were $1.65 in 2018, compared to $0.65 in 2017; the improvement was largely driven by the merger with Capital Bank in 2017, the gain on the sale of Visa Class B shares in 2018, and tax reform. Reported earnings per share were $.30 in fourth quarter 2018; adjusted earnings per share were $.351 in fourth quarter 2018.

“The growth we achieved in 2018 will allow us to continue building from a position of strength in 2019,” said Bryan Jordan, First Horizon’s chairman and CEO. “We look forward to opportunities for continued, profitable expansion in key markets across the Southeastern U.S. and remain optimistic about the economy based on the financial health of our current customers, their activity and our ability to attract new business. We are proud of the impact we’re making in our communities – from providing jobs, offering customers competitive products and services, and investing through our employees and foundation – and will continue to strengthen our efforts in the year ahead.”

Other highlights from the year include:

  Declared cash dividends of $.48 per share of common stock in 2018, up from $.36 per share of common stock in 2017
  Deployed capital through approximately $100 million share repurchases, with more than $80 million of shares in fourth quarter 2018
  Executed Capital Bank merger priorities, the largest merger in the company’s history

During 2018, First Horizon also reinforced its commitment to its communities with several new initiatives. In April 2018, First Horizon unveiled a five-year, $3.95 billion community benefit plan to increase access to financial resources within low- to moderate-income communities across the First Tennessee Bank and Capital Bank footprints. In addition, the company celebrated the 25th anniversary of the First Horizon Foundation and introduced the Capital Bank Foundation through its 25 Years of Giving Video Contest that awarded 35 nonprofits with grants totaling $275,000. First Horizon also released its inaugural Corporate Social Responsibility Report in December 2018 that highlights the company’s environmental, social and governance initiatives.

2018 Financial Highlights

Diluted EPS / Adjusted EPS[1] $1.65 / $1.41	ROA / Adjusted ROA[1] 1.38% / 1.19%	ROCE / Adjusted ROCE[1] 12.7% / 11.0%	ROTCE1 / Adjusted ROTCE[1] 20.3% / 17.7%

Fourth Quarter 2018 Highlights

  Increased average core commercial loans by five percent compared to third quarter 2018
  Achieved period-end deposit growth of five percent compared to third quarter 2018, up seven percent year-over-year, driven by momentum in key markets and strategic focus on deposit growth
  Declared $.12 per common share quarterly dividend which was paid on Jan. 2, 2019

2018 Full Year Highlights

  Annual net charge-offs (NCOs) were .06 percent for 2018, reflecting stable credit quality
  Net interest margin in 2018 increased to 3.45 percent from 3.12 percent in 2017, driven by Capital Bank loan accretion, the positive impact of higher market rates and an increase in average deposits
  Net interest income increased 45 percent in 2018 to $1.2 billion from $.8 billion in 2017, largely due to loans and deposits added through the Capital Bank merger, higher average balances of trading securities and the favorable impact of higher interest rates on loans
  Noninterest income (including securities gains) increased 47 percent to $722.8 million in 2018 from $490.2 million in 2017 primarily driven by the gain on sale of Visa Class B Shares in third quarter 2018

1These are non-GAAP numbers that are reconciled to reported GAAP numbers in the non-GAAP table that follows

FHN CONSOLIDATED SUMMARY RESULTS

				4Q18 Changes vs.		Twelve Months Ended		2018 vs.
(Dollars in thousands, except per share data)	4Q18	3Q18	4Q17	3Q18	4Q17	2018	2017	2017
Income Statement Highlights
Net interest income	$302,512	$305,700	$242,088	(1)%	25%	$1,220,317	$842,314	45%
Noninterest income	110,302	136,113	133,053	(19)%	(17)%	509,840	489,627	4%
Securities gains/(losses), net	(28)	212,859	137	NM	NM	212,948	592	NM
Total revenue	412,786	654,672	375,278	(37)%	10%	1,943,105	1,332,533	46%
Noninterest expense	281,932	294,031	346,670	(4)%	(19)%	1,221,996	1,023,661	19%
Provision for loan losses	6,000	2,000	3,000	NM	NM	7,000	—	NM
Income before income taxes	124,854	358,641	25,608	(65)%	NM	714,109	308,872	NM
Provision for income taxes	24,049	83,925	73,989	(71)%	(67)%	157,602	131,892	19%
Net income/(loss)	100,805	274,716	(48,381)	(63)%	NM	556,507	176,980	NM
Net income attributable to noncontrolling interest	2,910	2,883	2,910	1%	*	11,465	11,465	*
Net income/(loss) attributable to controlling interest	97,895	271,833	(51,291)	(64)%	NM	545,042	165,515	NM
Preferred stock dividends	1,550	1,550	1,550	*	*	6,200	6,200	*
Net income/(loss) available to common shareholders	$96,345	$270,283	$(52,841)	(64)%	NM	$538,842	$159,315	NM
Common Stock Data
EPS	$0.30	$0.83	$(0.20)	(64)%	NM	$1.66	$0.66	NM
Basic shares (thousands)	321,505	324,406	265,169	(1)%	21%	324,375	241,436	34%
Diluted EPS	$0.30	$0.83	$(0.20)	(64)%	NM	$1.65	$0.65	NM
Diluted shares (thousands)	323,885	327,252	265,169	(1)%	22%	327,445	244,453	34%
Period-end shares outstanding (thousands)	318,573	323,943	326,736	(2)%	(2)%	318,573	326,736	(2)%
Cash dividends declared per share	$0.12	$0.12	$0.09	*	33%	$0.48	$0.36	33%
Balance Sheet Highlights (Period-End)
Total loans, net of unearned income	$27,535,532	$27,350,214	$27,658,929	1%	*
Total deposits	32,682,992	31,008,085	30,620,362	5%	7%
Total assets	40,833,117	40,635,924	41,423,388	*	(1)%
Total liabilities	36,056,231	35,893,993	36,842,900	*	(2)%
Total equity	4,776,886	4,741,931	4,580,488	1%	4%
Asset Quality Highlights
Allowance for loan losses	$(180,424)	$(185,959)	$(189,555)	(3)%	(5)%
Allowance / period-end loans	0.66%	0.68%	0.69%
Net charge-offs	$11,535	$1,503	$8,312	NM	39%
Net charge-offs (annualized) / average loans	0.17%	0.02%	0.15%
Non-performing assets (NPA)	$175,464	$177,758	$177,156	(1)%	(1)%
NPA % (a)	0.62%	0.63%	0.61%
Key Ratios & Other
Return on average assets ("ROA") (quarters are annualized) (b) (d)	0.99%	2.72%	(0.58)%			1.38%	0.59%
Return on average common equity ("ROCE") (quarters are annualized) (c) (d)	8.81%	25.41%	(6.73)%			12.75%	6.18%
Return on tangible common equity ("ROTCE") (quarters are annualized) (d) (e)	13.80%	40.51%	(8.78)%			20.28%	7.23%
Net interest margin (f)	3.38%	3.44%	3.27%			3.45%	3.12%
Efficiency ratio (g)	68.30%	66.55%	92.41%			70.63%	76.85%
Common equity tier 1 ratio ("CET1") (h)	9.75%	9.84%	8.88%
Tier 1 ratio (h)	10.79%	10.86%	9.83%
Market capitalization (millions) (i)	$4,192.4	$5,591.3	$6,531.5

Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent.
(a)  NPAs related to the loan portfolio over period-end loans plus foreclosed real estate and other assets.
(b)  Calculated using net income.
(c)  Calculated using net income available to common shareholders.
(d)  3Q18 includes a pre-tax gain of $212.9 million from the sale of Visa Class B Shares which impacts certain performance measures.
(e)  This non-GAAP measure is reconciled to ROCE in the non-GAAP to GAAP reconciliation.
(f)   Net interest margin is computed using net interest income adjusted to a fully taxable equivalent ('FTE") basis assuming a statutory federal income tax rate of 21 and 35 percent for 2018 and 2017, respectively and, where applicable, state income taxes.
(g)  Noninterest expense divided by total revenue excluding securities gains/(losses).
(h)  Current quarter is an estimate.
(i)   4Q18 decrease driven by a decrease in FHN's stock price on the last day of the quarter and 5.4 million of shares repurchased under share repurchase programs.

Use of Non-GAAP Measures

Several financial measures in this release are non-GAAP, meaning they are not presented in accordance with generally accepted accounting principles (GAAP) in the U.S. The non-GAAP items presented in this release are adjusted earnings per share ("EPS"), adjusted return on average common equity (“ROCE”), return on tangible common equity ("ROTCE"), adjusted ROTCE, and adjusted return on average assets ("ROA"). These profitability measures are reported to First Horizon’s management and directors through various internal reports. First Horizon’s management believes these measures are relevant to understanding the financial results of First Horizon and its business segments. Non-GAAP measures are not formally defined by GAAP or codified in the federal banking regulations, and other entities may use calculation methods that differ from those used by First Horizon. First Horizon has reconciled each of these measures to a comparable GAAP measure below:

FHN NON-GAAP TO GAAP RECONCILIATION
Quarterly/Annually, Unaudited

				Twelve Months Ended
(Dollars and shares in thousands, except per share data)	4Q18	3Q18	4Q17	2018	2017
Average Tangible Common Equity (Non-GAAP)
Average total equity (GAAP)	$4,730,698	$4,611,302	$3,506,165	$4,617,529	$2,970,308
Less: Average noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Average preferred stock (a)	95,624	95,624	95,624	95,624	95,624
(A) Total average common equity	$4,339,643	$4,220,247	$3,115,110	$4,226,474	$2,579,253
Less: Average intangible assets (GAAP) (b)	1,569,533	1,572,886	726,958	1,569,987	376,306
(B) Average tangible common equity (Non-GAAP)	$2,770,110	$2,647,361	$2,388,152	$2,656,487	$2,202,947

Net Income Available to Common Shareholders
(C) Net income/(loss) available to common shareholders ("NIAC") (quarters are annualized) (GAAP)	$382,238	$1,072,318	$(209,641)	$538,842	$159,315

Ratios
(C)/(A) Return on average common equity ("ROCE") (GAAP)	8.81%	25.41%	(6.73)%	12.75%	6.18%
(C)/(B) Return on average tangible common equity ("ROTCE") (Non-GAAP)	13.80%	40.51%	(8.78)%	20.28%	7.23%

Adjusted Net Income Available to Common Shareholders
(Dollars in Millions)	4Q18				2018
(D) NIAC (GAAP)	$96.3				$538.8
Less: After Tax Impact of Notable Items (c)	(16.6)				78.2
(E) Adjusted net income (Non-GAAP)	$112.9				$460.7

Adjusted Net Income
(F) Net income (GAAP)					$556.5
Less: After Tax Impact of Notable Items (c)					78.2
(G) Adjusted net income (Non-GAAP)					$478.3

Average Assets
(H) Average Assets (GAAP)					$40,225

Average Tangible Common Equity (Non-GAAP)
(I) Average common equity					$4,226.5
Less: Average intangible assets (GAAP) (b)					1,570.0
(J) Average tangible common equity (Non-GAAP)					$2,656.5
Less: Equity impact for notable items (d)					46.2
(K) Adjusted average tangible common equity (Non-GAAP)					$2,610.3

Diluted Shares
(L) Diluted shares	323.9				327.4

Adjusted Ratios & EPS Impacts
(D)/(L) Diluted earnings per share ("EPS") (GAAP)	$0.30				$1.65
(E)/(L) Adjusted diluted EPS (Non-GAAP)	$0.35				$1.41
(F)/(H) Return on Average Assets ("ROA") (GAAP )					1.38%
(G)/(H) Adjusted ROA (Non-GAAP)					1.19%
(D)/(I) Return on Average Common Equity ("ROCE") (GAAP)					12.7%
(E)/(I) Adjusted ROCE (Non-GAAP)					11.0%
(D)/(J) ROTCE (Non-GAAP)					20.3%
(E)/(J) Adjusted ROTCE (Non-GAAP)					17.7%

Numbers may not add to total due to rounding.
(a)  Included in Total equity on the Consolidated Balance Sheet.
(b)  Includes goodwill and other intangible assets, net of amortization.
(c)  3Q18 includes $(13.4) million of pre-tax acquisition-related items primarily associated with the Capital Bank Financial Corp. ("CBF") acquisition and an $(8.7) million pre-tax adjustment related to the return on excess fees received from Capital Bank debit card transactions which impact certain performance measures, and are adjusted using an incremental tax rate of approximately 24 percent; 2018 includes a $212.9 million gain from the sale of Visa Class B Shares, $(99.4) million of pre-tax acquisition-related items primarily associated with the Capital Bank Financial Corp. ("CBF") acquisition, a $3.3 million gain on the sale of a building, a $(4.1) million of valuation adjustments associated with derivatives related to prior sales of Visa Class B shares, and an $(8.7) million pre-tax adjustment related to the return on excess fees received from Capital Bank debit card transactions which impact certain performance measures, and are adjusted using an incremental tax rate of approximately 24 percent.
(d)  Includes the average after-tax impact of $78.2 million of notable items recognized in 2018.

Conference call

Management will hold a conference call at 8:30 a.m. Central Time today to review earnings and performance trends. There will also be a live webcast accompanied by the slide presentation available in the investor relations section of www.FirstHorizon.com.  The call and slide presentation may involve forward-looking information, including guidance.

Callers wishing to participate may call toll-free starting at 8:15 a.m. CT on Jan. 18 by dialing 888-317-6003 and entering access code 5218993. The number for international participants is 412-317-6061.

Participants can also listen to the live audio webcast with the accompanying slide presentation through the investor relations section of www.fhnc.com. A replay will be available from noon CT on Jan. 18, until midnight CT on Feb. 1. To listen to the replay, dial 877-344-7529 or 412-317-0088. The access code is 10127489. The event also will be archived and available beginning Jan. 18 by midnight CT in the events and presentations section of http://ir.fhnc.com.

Debt Investor Materials

First Horizon expects to post additional materials for debt investors on March 6, 2019 in the investor relations section of www.FirstHorizon.com  First Horizon will also provide these materials to analysts at upcoming meetings. The debt investor materials posted may contain forward-looking statements, including guidance, involving significant risks and uncertainties, which will be identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "should," "is likely," "will," "going forward" and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from those in the forward-looking information. These factors are outlined in our most recent earnings press release and in more detail in our most current 10-Q and 10-K reports. First Horizon disclaims any obligation to update any of the forward-looking statements that are made from time to time to reflect future events or developments or changes in expectations.

Disclaimers and Other Information

This communication contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, inflation or deflation, market (particularly real estate market) and monetary fluctuations, natural disasters, customer, investor and regulatory responses to these conditions and items already mentioned in this press release, as well as critical accounting estimates and other factors described in First Horizon's annual report on Form 10-K and other recent filings with the SEC. First Horizon disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments or changes in expectations.

About First Horizon

First Horizon National Corp. (NYSE:FHN) provides financial services through its First Tennessee, Capital Bank, FTB Advisors, and FTN Financial businesses. First Horizon operates approximately 300 bank locations across the southern U.S. and 28 FTN Financial offices across the entire U.S.  Our banking subsidiary was founded in 1864 and has the 14th oldest national bank charter in the country. Our First Tennessee and Capital Bank brands have the largest deposit market share in Tennessee and one of the highest customer retention rates of any bank in the country. We have been ranked by American Banker as No. 5 among the Top 10 Most Reputable U.S. Banks. Our FTB Advisors wealth management group has more than 300 financial professionals and provides services to about $4.8 billion in assets under management.  FTN Financial is a capital markets industry leader in fixed income sales, trading and strategies for institutional customers in the U.S. and abroad. We have been recognized as one of the nation’s best employers by American Banker magazine and the National Association for Female Executives. More information is available at www.FirstHorizon.com.

FHN-G

CONTACT:
First Horizon Investor Relations, Aarti Bowman, (901) 523-4017
First Horizon Media Relations, Silvia Alvarez, (901) 523-4465

A PDF accompanying this announcement is available at http://resource.globenewswire.com/Resource/Download/37c955a2-2e37-41ee-8694-bb4b48a05a16